Exhibit 10.13.5

April 28th, 2021

DEED IN LIEU AGREEMENT

VIA HAND DELIVERY

MCA NAPLES, LLC,
a Tennessee limited liability company

HAND DELIVER

Mr. Alfred F. Andreu
Law Office of Alfred F. Andreu, P.A.
7000 SW 97th Avenue, Suite 201
Miami, Florida 33173

Re: Refinance of **2626 GOODLETTE-FRANK RD, NAPLES, FL 34105** ("Property" under that certain Letter of Intent ("LOI") by and between **MCA NAPLES, LLC, a Tennessee limited liability company** (collectively "Borrower(s)") and Benworth Capital Partners, LLC. ("Lender")

Escrow: Deed in Lieu of Foreclosure into Lender

Ladies and Gentlemen:

The undersigned ("Escrow Agent") acknowledges receipt of a Deed in Lieu of Foreclosure from Borrowers into Lender ("Escrow Document") in accordance with the terms of the LOI (copy attached hereto as Exhibit "A").

The said Escrow Document shall be held in escrow subject to the following terms and conditions:

1. Receipt of a certified copy of a court order directing release of the Escrow Document, or

2. A written statement executed by the Lender and notarized directing the release of the Escrow Document.

3. If said loan is past due for more than 120 days, Borrowers hereby authorize Escrow Agent record the Escrow Document in the County Recorder's Office of **COLLIER** County, thereby conveying any and all of Borrower's right, title and interest in the Property to Lender.

4. This Deed In Lieu Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall be an original but all of which together shall constitute one agreement.

5. A facsimile copy of this Agreement and any signatures hereon shall be considered for all purposes as original.

The parties further understand and agree that the provisions contained in Exhibit B attached hereto are by reference incorporated into this Escrow Agreement and made a part hereof.

Sincerely,

LAW OFFICE OF ALFRED F. ANDREU, P.A.

Alfred F. Andreu

APPROVED, AGREED AND ACCEPTED

Borrower/Mortgagor:

MCA NAPLES, LLC,
a Tennessee limited liability company

_______________________________ Date 4-28-2021

BY: JAMES WALES, President

EXHIBIT "B"

DEED IN LIEU ESCROW AGREEMENT

Attached to and made a part of Escrow Letter dated **April 28th, 2021**, by Alfred F. Andreu, P.A., as Escrow Agent addressed to:

BENWORTH CAPITAL PARTNERS, LLC., as Lender, and **MCA NAPLES, LLC, a Tennessee limited liability company,** Borrower(s)/Mortgagor(s):

1. In performing any of its duties hereunder the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or gross negligence, and it shall, accordingly, not incur any such liability with respect to:

(a) any action taken or omitted in good faith upon advise of its own counsel with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Escrow Agreement; or

(b) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effect of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.

2. The Parties hereto hereby agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable cots of investigation and counsel fees and disbursements, which may be imposed upon Escrow Agent or incurred by the Escrow Agent hereunder, or in performance of its duties hereunder, except for willful default, or gross negligence, including any litigation arising from this Escrow Agreement or involving the subject matter hereof.

3. The Parties hereto shall be responsible for the payment of all reasonable fees and expenses of Escrow Agent of its actions hereunder.

4. In the event of litigation arising out of this Escrow Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorney's fees at all trial and appellate levels.

5. All of the terms and conditions in connection with the Escrow Agent's duties and responsibilities and the rights of the Parties or any one else are contained in the Escrow Agreement to which this Exhibit is attached, and the Escrow Agent is not required to be familiar with the provisions of any other instrument or agreement, and shall not be charged with any

responsibility in connection with the observance or non-observance by anyone of the provisions of any such instrument or agreement.

6. In the event Escrow Agent is in doubt as to its duties and liabilities under the provisions hereof, the Escrow Agent may, in its sole discretion, continue to hold Escrow Documents and/or Escrow Funds which are the subject matter of this escrow until all parties concerned mutually agree to the release thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties hereto, or may deposit the balance of the Escrow Funds, if any, and/or the Escrow Documents the held pursuant hereto with the Clerk of the Circuit Court in and for Dade County, Florida and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate.

7. In the Escrow Agent, in its actions pursuant to this Escrow Agreement, shall be fully protected in every reasonable exercise of its discretion. The Escrow Agent undertakes to perform only such duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

8. This Escrow Agreement may be altered or amended only with the prior written consent of the Parties and Escrow Agent. Should such Parties attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's reasonable discretion, is undesirable, the Escrow Agent may resign by notifying the Parties in writing; otherwise, the Escrow Agent may resign at any time upon ten (10) days prior written notice to the Parties. The Parties may remove the Escrow Agent at any time upon ten (10) days prior written notice to the Escrow Agent. If a successor escrow Agent is not appointed within this 10-day period, the Escrow Agent may petition the court to name a successor.

9. All notices or other communications required or desired to be given pursuant hereto, shall be in writing and be either:

(i) personally delivered (including delivery by Federal Express or other courier service) in which case, they shall be deemed delivered on the date of delivery;

(ii) sent by Western Union telegram in which case, they shall be deemed delivered on the date Western Union delivers its telephonic communication;

(iii) sent by facsimile (with telephonic confirmation of receipt);or

(iv) sent by certified mail, return receipt requested, postage prepaid.

All notices or other communications shall be addressed as follows:

To Escrow Agent: Alfred F. Andreu, P.A.
7000 SW 97th Avenue, Suite 201
Miami, Florida 33173
Attention: Alfred F. Andreu.

To Borrower: **MCA NAPLES, LLC,**
a Tennessee limited liability company

____

____

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10. The rights and obligations created by this Escrow Agreement shall inure to the benefit of and be binding upon the heirs, personal representative, successors and assigns of the Parties and Escrow Agent.

11. This Escrow Agreement shall be construed and enforced according to the laws of the State of Florida.

12. This Escrow Agreement may be exected in counuterparts by the Escrow Agent and the Parties hereto and each shall be considered an original insofar as the Parties are concerned but together said counterparts shall comprise only one agreement.

13. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one agreement.

14. A facsimile copy of this Agreement and any signatures hereon shall be considered for all purposes as an original.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

WITNESSES:

Witness Name: Virginia L Connolly

Witness Name: Claire Marie Loza

BORROWER:

MCA NAPLES, LLC, a Tennessee limited liability company

BY: JAMES WALESA, President Date 4-28-2011

WITNESSES:

Print Name: Henry Jimenez

Print Name: Vanessa Garcia

BENWORTH CAPITAL PARTNERS, LLC.,

Print Name: Bernardo Navarro

Its:

AFFIDAVIT OF GUARANTORS

STATE OF Texas)
COUNTY OF Bexar)

I, **JAMES WALESA** (each an "Affiant" and collectively the "Affiants"), being first duly sworn and cautioned, depose and state as follows:

1. We executed and delivered that certain Unconditional and Unlimited Guaranty (the "Guaranty") of even date, in favor of **BENWORTH CAPITAL PARTNERS, LLC, a Florida limited liability company,** (the "Lender"), with respect to a loan in the amount of $4,550,000.00 (the "Loan") given by Lender to **MCA NAPLES, LLC, a Tennessee limited liability company**, (the "Borrower").

2. The execution of the Guaranty was done freely and voluntarily and each Affiant understands all provisions of the Guaranty, including, without limitation, the waiver of the each Affiant's right to trial by jury.

3. Each Affiant is solvent and the sum of the value of each Affiant's respective assets at fair market value exceeds the sum of each Affiant's respective debts. Each Affiant has (including after the execution of the Guaranty) sufficient capital to continue engaging in any business in which each Affiant is engaged.

4. Each Affiant has reviewed each and every Loan Document referred to in the Note and Mortgage.

5. Each Affiant is current in all of the obligations of each Affiant to its respective creditors and each Affiant believes that each Affiant will continue to be able to pay all of each Affiant's respective debts as they mature.

6. Neither Affiant has sought, nor does either Affiant contemplate seeking, relief under the bankruptcy laws of this or any other jurisdiction, including but not limited to a composition or reorganization for the benefit of creditors.

7. Each Affiant owns, either directly or indirectly, beneficial interests in Borrower and, as a result of such beneficial interests, will derive substantial benefits from -the making of the Loan to Borrower.

8. To the best of each Affiant's knowledge and belief, no person or other entity seeks or considers seeking relief against either Affiant under the bankruptcy laws of this or any other jurisdiction, including, but not limited to, a composition or reorganization for the benefit of creditors.

GUARANTORS:

By: **JAMES WALESA**
Capacity: Individually

STATE OF Texas)
) SS:
COUNTY OF Bexar)

THE FOREGOING INSTRUMENT WAS SWORN TO AND SUBSCRIBED before me by means of X physical presence or ____ online notarization, this **28th** day of **April, 2021** by **JAMES WALESA**, who [_] is personally known to me or [X] has produced a driver's license as identification.

CLARICE MAXINE GARZA
Notary Public, State of Texas
Comm. Expires 09-09-2024
Notary ID 132666079

Name: Clarice Maxine Garza
Notary Public
My Commission Expires: 09-09-2024
Commission No.: 132666079